Exhibit 10.1

GENERAL RELEASE AND SEVERANCE AGREEMENT

This General Release and Severance Agreement (the “Agreement”), dated as of June 18, 2026, is made and entered into by and between Mitchell Arnold (“Employee”) and Petros Pharmaceuticals, Inc. (the “Company”).

For good and valuable consideration, receipt of which is hereby acknowledged, in order to effect a mutually satisfactory and amicable separation of employment from the Company and to resolve and settle finally, fully and completely all matters and disputes that now or may exist between them, as set forth below, Employee and the Company agree as follows:

1. Separation from Employment. Effective June 18, 2026 (the “Separation Date”), Employee’s employment with the Company shall cease and Employee shall relinquish all positions, offices, and authority with the Company. Employee acknowledges and agrees, except for the payments described hereunder, Employee has no rights to any other wages and other compensation or remuneration of any kind due or owed from the Company, including, but not limited, to all wages, reimbursements, bonuses, advances, vacation pay (with the exception of 12.5 accrued but unused paid time off days in the amount of $11,105.77, less all applicable payroll deductions and tax withholdings, which will be paid to Employee), severance pay, equity, awards, and any other incentive-based compensation or benefits to which Employee was or may become entitled or eligible. Any rights to any equity shall be determined by the terms and conditions set forth in the applicable plan and award agreements. To the extent permissible by applicable law, the Company shall not challenge Employee’s application for unemployment insurance.

2. Continuing Obligations. Employee shall remain bound by, and agrees to comply with, any obligations that survive an employment termination as set forth in any other agreement or employee policy to which Employee became subject during and in connection with Employee’s employment with the Company.

3. Consideration. In consideration of this Agreement and the release herein, and Employee’s compliance with Employee’s obligations hereunder, the Company will provide Employee with: (i) severance pay in the amount of two (2) months of Employee’s base salary, less all applicable payroll deductions and tax withholdings, to be paid in equal installments in accordance with the Company’s standard payroll practices, with the first installment to be paid on the first payroll date following the Effective Date (defined below) of this Agreement; (ii) accelerate, as of the Separation Date, 3,000 unvested shares granted pursuant to the Restricted Stock Award Agreement, dated February 19, 2025 (the “RSA Agreement”); (iii) an additional lump-sum cash payment equal to $100 for any estimated personal income and applicable employment taxes withheld or paid in connection with the vesting of Employee’s equity awards pursuant to the RSA Agreement to be paid in a lump sum on the Company’s first regular payroll date following the Effective Date (defined below) of this Agreement; and (iv) after Employee’s insurance coverage under the Company’s group benefit plans ceases as of the Separation Date, if Employee timely elects to receive coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay directly the COBRA premiums paid for Employee’s continuation of health, dental, and vision benefits coverage under the Company’s group benefit plans, for up to two (2) months; provided, however, that Employee shall notify the Company if Employee participates in another group health, dental, or vision benefits from another employer, in which case, such COBRA subsidy shall terminate effective as of the first date Employee participates in such other group coverage.

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4. Transition. Employee agrees to cooperate in good faith and make himself reasonably available to the Company regarding the transition of the business matters Employee handled on behalf of the Company. Employee agrees to: (i) fully inform the Company of all activities and/or projects in which he was involved prior to the Separation Date and of the status of any such activities and/or projects; (ii) transfer or otherwise make available to the Employee’s successors or others designated by the Company to the extent possible, all of Employee’s knowledge and experience regarding his duties and otherwise provide assistance as reasonably requested by the Company; and (iii) accomplish a smooth transition of Employee’s responsibilities to his successors.

5. Cooperation. Employee agrees to cooperate fully and make Employee reasonably available to the Company (and its representatives and advisors) in any pending or future governmental or regulatory investigation, inquiry, or request for information, or civil, criminal, or administrative proceeding or arbitration, in each case involving the Company. Employee agrees that, upon reasonable notice and without the necessity of the Company’s obtaining a subpoena or court order, he shall reasonably respond to all reasonable inquiries of the Company about any matters concerning the Company or its affairs that occurred or arose during his employment by the Company, of which matters he has knowledge or information.

6. Release of Claims. For and in consideration of the right to receive the consideration described in Section 3 of this Agreement, Employee fully and irrevocably releases and discharges the Company, including all of their affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys from any and all claims arising or existing on, or at any time prior to, the date this Agreement is signed by Employee. Such released claims include, without limitation, claims relating to or arising out of: (i) Employee’s hiring, compensation, benefits and employment with the Company, (ii) Employee’s separation from employment with the Company, and (iii) all claims known or unknown or which could or have been asserted by Employee against the Company, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, pregnancy, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, claims under the Age Discrimination in Employment Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964; the Rehabilitation Act; the Equal Pay Act; the Family and Medical Leave Act, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Civil Rights Act of 1866 and/or 1871; the Occupational Safety and Health Act; the Sarbanes Oxley Act; the Employee Polygraph Protection Act; the Uniform Services and Employment and Re-Employment Rights Act; the Worker Adjustment Retraining Notification Act; the National Labor Relations Act and the Labor Management Relations Act; the New Jersey Equal Pay Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, New Jersey wage laws and any other similar or equivalent state laws; the New York Labor Code, the New York City Administrative Code, the New York Executive Law, the New York City and State Human Rights Laws and any other similar or equivalent state laws and any other federal, state, local, municipal or common law whistleblower protection claim, discrimination or anti-retaliation statute or ordinance; claims arising under the Employee Retirement Income Security Act; claims arising under the Fair Labor Standards Act; or any other statutory, contractual or common law claims. Employee does not release Employee’s right to enforce the terms of this Agreement.

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7. No Interference. Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity (including, without limitation, the Securities and Exchange Commission), or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee further acknowledges that nothing in this Agreement is intended to interfere with Employee’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, any state human rights commission, or any other government agency or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency on Employee’s behalf with respect to any claim released in this Agreement; provided, however, for purposes of clarity, Employee does not waive any right to any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or any other similar provision.

8. Review.  Employee acknowledges that: (a) this Agreement is written in terms and sets forth conditions in a manner which Employee understands; (b) Employee has carefully read and understands all of the terms and conditions of this Agreement; (c) Employee agrees with the terms and conditions of this Agreement; and (d) Employee enters into this Agreement knowingly and voluntarily.  Employee acknowledges that Employee does not waive rights or claims that may arise after the date this Agreement is executed, that Employee has been given twenty-one (21) days from receipt of this Agreement in which to consider whether Employee wanted to sign it, that any modifications, material or otherwise made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period, and that the Company advises Employee to consult with an attorney before Employee signs this Agreement.  The Company agrees, and Employee represents that Employee understands, that Employee may revoke Employee’s acceptance of this Agreement at any time for seven (7) days following Employee’s execution of the Agreement and must provide notice of such revocation by giving written notice to the Company.  If not revoked by written notice received on or before the eighth (8th) day following the date of Employee’s execution of the Agreement, this Agreement shall be deemed to have become enforceable and on such eighth (8th) day (the “Effective Date”).

9. Return of Property. Employee represents within three (3) days from the Separation Date, he shall have returned to the Company all Company property and materials, including but not limited to, Company files, correspondence, e-mail, memoranda, models, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, information regarding current or prospective investors, research and development information, sales and marketing information, intangible information stored on hard drives or thumb drives, software passwords or codes, security passwords or codes, software code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, laptops, iPads, mobile telephones), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). To facilitate the return of such Company property, the Company shall provide Employee with a shipping box and prepaid return label. Notwithstanding the foregoing, in further consideration of this Agreement, Employee shall permitted to keep his Company-issues cellular phone, but acknowledges and agrees that Employee shall take reasonable steps to permanently remove and delete any Company confidential information therefrom.

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10. Non-Disclosure. Through the Separation Date and forever thereafter: (i) Employee shall hold all Confidential Information (as defined below) in the strictest confidence, take all reasonable precautions to prevent its inadvertent disclosure to any unauthorized person; and (ii) Employee shall not, directly or indirectly, utilize, disclose or make available to any other person or entity, any of the Confidential Information. For purposes of this Agreement, “Confidential Information” includes any trade secrets or confidential or proprietary information of the Company, including, but not limited to, the following: methods of operation, products, inventions, services, processes, equipment, know-how, technology, technical data, policies, project information and documentation, loan information, investment information, agreements, strategies, designs, templates, formulas, developmental or experimental work, improvements, discoveries, research, plans for research or future products and services, database schemas or tables, drawings, sketches, branding, creations, portfolios, applications, software, development tools or techniques, training materials, business information, marketing and sales methods, plans and strategies, competitors, markets, market surveys, techniques, production processes, infrastructure, business plans, distribution and installation plans, processes and strategies, methodologies, budgets, financial data and information, customer and client information, prices and costs, fees, customer and client lists and profiles, investor information, vendor information and lists, press contacts and profiles, employee, customer and client personal information, supplier and manufacturer lists, business records, product construction, product specifications, audit processes, pricing strategies, business strategies, marketing and promotional practices, management methods and information, plans, reports, recommendations and conclusions, and information regarding the skills and compensation of employees and contractors.

11. Non-Disparagement. Employee agrees that the Company’s goodwill and reputation are assets of great value to the Company, which have been obtained and maintained through great costs, time and effort. Therefore, Employee agrees that Employee shall not make, publish or otherwise transmit any disparaging, damaging, derogatory, negative, critical or false statements, whether written or oral, in any manner or forum, regarding the Company and/or its officers, directors, executives, employees, contractors, consultants, products, services, business or business practices.

12. Confidentiality. Employee agrees to keep the amount of the consideration completely confidential. However, Employee may disclose the monetary terms of this Agreement to Employee’s spouse, CPA or tax advisor, attorney, or as required by law but agrees to instruct any person to whom disclosure is authorized that he or she must keep this Agreement and its terms completely confidential.

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13. No Further Services. Employee agrees that Employee will not seek, apply for, accept, or otherwise pursue employment, engagement, or arrangement to provide further services with or for the Company, as an employee, independent contractor or otherwise.

14. Governing Law/Venue. This Agreement shall be governed by and construed under the laws of the State of Delaware. Venue of any litigation arising from this Agreement or any disputes relating to Employee’s employment shall be in the federal and state courts situated in New York. Employee consents to personal jurisdiction of the federal and state courts situated in New York for any dispute relating to or arising out of this Agreement or Employee’s employment, and Employee agrees that Employee shall not challenge personal or subject matter jurisdiction in such courts. The parties also hereby waive any right to trial by jury in connection with any litigation or disputes under or in connection with this Agreement.

15. Voluntary. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that they have had ample opportunity to have this Agreement reviewed by the counsel of their choice.

16. Acknowledgment. Employee acknowledges and agrees that the consideration provided herein is consideration to which Employee is not otherwise entitled except pursuant to the terms of this Agreement, and are being provided in exchange for Employee’s compliance with Employee’s obligations set forth hereunder.

17. No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company of any acts of wrongdoing or violation of any statute, law or legal right.

18. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or by electronic mail in portable document format (PDF) will be effective as delivery of a manually executed signature page of this Agreement.

19. Sole Agreement and Severability. This Agreement is the sole, entire and complete agreement of the parties relating in any way to the subject matter hereof, except for those agreements set forth herein (including, without limitation, the RSA Agreement). No statements, promises or representations have been made by any party to any other party, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly set forth herein, provided only that the release of claims in any prior agreement or release shall remain in full force and effect. The covenants contained in this Agreement are intended by the parties hereto as separate and divisible provisions, and in the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

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PLEASE READ CAREFULLY. THIS GENERAL RELEASE AND SEVERANCE AGREEMENT INCLUDES A RELEASE OF ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, AGAINST THE COMPANY.

THE COMPANY		EMPLOYEE

By:	/s/ Joshua Silverman	/s/ Mitchell Arnold

Title:	Executive Chairman	Date:	June 18, 2026

Date:	June 18, 2026